Exhibit 10.1
PURCHASE AGREEMENT
October 24, 2016
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
As Representative of the
several Initial Purchasers listed
 in Schedule A hereto

c/o Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Introductory.  Alliance Data Systems Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of this Purchase Agreement (this "Agreement") of $500,000,000 aggregate principal amount of the Company's 5.875% Senior Notes due 2021 (the "Notes").  Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has agreed to act as the representative of the several Initial Purchasers (the "Representative") in connection with the offering and sale of the Notes.
The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of October 27, 2016 (the "Indenture"), among the Company, the Guarantors (as defined below) and Regions Bank, as trustee (the "Trustee"). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the "DTC Agreement"), among the Company, the Trustee and the Depositary.
The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as "Guarantors" and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the "Guarantors"), pursuant to their guarantees (the "Guarantees").  The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities."
This Agreement, the Securities, the DTC Agreement and the Indenture are referred to herein as the "Transaction Documents."
The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the "Time of Sale").  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933 (as amended, the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.

Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A under the Securities Act ("Rule 144A") or Regulation S under the Securities Act ("Regulation S")).
The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 24, 2016 (the "Preliminary Offering Memorandum"), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated October 24, 2016 (the "Pricing Supplement"), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the "Pricing Disclosure Package."  Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the "Final Offering Memorandum").
All references herein to the terms "Pricing Disclosure Package" and "Final Offering Memorandum" shall be deemed to mean and include all information filed by the Company under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms "amend," "amendment" or "supplement" with respect to the Pricing Disclosure Package or the Final Offering Memorandum shall be deemed to mean and include all information filed by the Company under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.
The Company hereby confirms its agreements with the Initial Purchasers as follows:
SECTION 1. Representations and Warranties.  Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the "Offering Memorandum" are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
(a) No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(b) No Integration of Offerings or General Solicitation.  None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
(c) Eligibility for Resale under Rule 144A.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, the Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
(d) The Pricing Disclosure Package and Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
(e) Company Additional Written Communications.  The Company and the Guarantors have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a "Company Additional Written Communication"), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.
(f) Incorporated Reports.  The reports incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed by the Company with the Commission (collectively, the "Incorporated Reports") conformed and will conform in all material respects to the requirements of the Exchange Act.  Each such Incorporated Report, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g) The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
(h) The DTC Agreement.  The DTC Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and except as rights to indemnification and contribution may be limited by applicable law.
(i) Authorization of the Notes and the Guarantees.  The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification and contribution may be limited by applicable law, and will be entitled to the benefits of the Indenture.  On the Closing Date, the Guarantees of the Notes will be in the respective forms contemplated by the Indenture and will have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture.  When issued by each of the Guarantors, the Guarantees of the Notes will have been duly executed by each of the Guarantors at the Closing Date and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors.
(j) Authorization of the Indenture.  The Indenture, at the Closing Date, will have been duly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the

Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and except as rights to indemnification and contribution may be limited by applicable law.
(k) Description of the Securities and the Indenture.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.
(l) No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of their respective capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of their respective capital stock, except for the repurchases of the Company's common stock under its 2016 stock repurchase program approved by the Company's Board of Directors on January 1, 2016 and amended to increase such authorization on February 15, 2016.
(m) Independent Accountants.  Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related schedules and notes thereto) and supporting schedules filed with the Commission and included in the Offering Memorandum or incorporated by reference therein is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.
(n) Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, included in the Offering Memorandum or incorporated by reference therein present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP") applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Offering Memorandum under the caption "Summary–Summary Consolidated Financial and Other Data" fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.  The statistical and market‑related data and forward‑looking statements included in the Offering Memorandum or incorporated by reference therein are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Final Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(o) Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company, the Guarantors and the Company's subsidiaries listed on Schedule B hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited partnership or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has corporate, limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party.  The Company, each Guarantor and each of the Company's Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock or other ownership interest of each Guarantor and each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum or except as would not result in a Material Adverse Change.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10‑K for the fiscal year ended December 31, 2015 filed by the Company with the Commission, except for the Company's ownership interests in CBSM Companhia Brasileira De Servicos De Marketing; Excentus Corporation; Modopayments, LLC; SpendGo, Inc.; Brand Loyalty Sourcing Americas Holding B. V., Brand Loyalty Sourcing USA Inc. and LoyaltyOne (Shanghai) Marketing Limited.
(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company, the Guarantors nor any of the Company's Subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, any Guarantor or any of the Company's Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's existing credit agreement, dated July 10, 2013, among the Company, as the borrower, certain of the Company's domestic subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as administrative agent (as amended, supplemented and modified through the date hereof); that certain Amendment and Restatement Agreement, dated June 9, 2016, relating to a €315,000,000 Facilities Agreement, originally dated October 4, 2011, as amended on July 26, 2012 and as amended and restated on January 17, 2013, on December 19, 2013 and on August 25, 2015, of BrandLoyalty Group B.V. (which agreement was assumed by the Company in connection with its acquisition in January 2014);  the Company's 5.250% Senior Notes due 2017, the Company's 6.375% Senior Notes due 2020, the Company's 5.375% Senior Notes due 2022, the Company's 5.25% Senior Notes due 2023 and asset-backed securities), or to which any of the property or assets of the Company, any Guarantor or any of the Subsidiaries is subject (each, an "Existing Instrument"), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Guarantor, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as (i) have been obtained, or prior to the Closing Date, will have been obtained or made and (ii) may be required under any applicable state or foreign securities laws in any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby.  As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Guarantors.
(q) No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and the Guarantors' knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where, in each case, such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's and the Guarantors' knowledge, is threatened or imminent, and the Company and the Guarantors are not aware of any existing, threatened or imminent labor disputes with the employees of any principal supplier of the Company, in each case that would result in a Material Adverse Change.
(r) Intellectual Property Rights.  The Company and its subsidiaries own, possess, license or have other valid rights to use all patents, patent applications, trademarks and service marks, trade and service mark registrations, trade names, trade dress, copyrights, rights in data and databases, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted and as proposed in the Disclosure Package and the Final Offering Memorandum to be conducted.  Except as disclosed in the Disclosure Package and the Final Offering Memorandum, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its subsidiaries; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's or its subsidiaries' rights in or to any of its material Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the enforceability, validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company's business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim, except with respect to clauses (a), (b), (c), (d) and (e), for such licenses, infringements, actions, suits, proceedings or claims as would not, individually or in the aggregate, result in a Material Adverse Change.  Except as disclosed in the Disclosure Package and the Final Offering Memorandum, and except as would not, individually or in the aggregate, result in a Material Adverse Change, the conduct of the Company's business, as currently conducted and as proposed in the Disclosure Package and the Final Offering Memorandum to be conducted, does not and will not infringe, misappropriate, dilute, violate or otherwise conflict with the Intellectual Property rights of others.
(s) All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, as described in the Disclosure Package and the Final Offering Memorandum, except where failure to possess the same would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
(t) Title to Properties.  The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Disclosure Package and the Final Offering Memorandum, and except as such do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or would not have, individually or in the aggregate, a Material Adverse Change.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or would not have, singly or in the aggregate, a Material Adverse Change.
(u) Tax Law Compliance.  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them (taking into account valid extensions), and have paid all federal, state, local and foreign taxes (including any related interest, penalties or additions to tax) that are due and payable (whether or not shown on any tax return, including in their capacity as a withholding agent), except those, if any (i) which are being contested in good faith by appropriate proceedings diligently conducted that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) with respect to which the failure to make such filing or payment could not individually or in the aggregate have a Material Adverse Change.  The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state, local and foreign taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. There is no current, pending or, to the knowledge of the Company and the Guarantors, threatened tax audit, assessment, deficiency or other claim against the Company or any of its subsidiaries that would, individually or in the aggregate, if determined adversely, result in a Material Adverse Change.
(v) Company and Guarantors Not an "Investment Company".  The Company and the Guarantors have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).  Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption "Use of Proceeds" in the Disclosure Package and the Final Offering Memorandum will be, an "investment company" within the meaning of the Investment Company Act.
(w) Insurance.  Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
(x) No Price Stabilization or Manipulation.  None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(y) Solvency.  Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent.  As used herein, the term "Solvent" means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
(z) Compliance with Sarbanes-Oxley.  The Company and its officers and directors, in their capacity as such, are in compliance with the applicable provisions of the Sarbanes-Oxley

Act of 2002 (the "Sarbanes-Oxley Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(aa) Company's Accounting System.  The Company maintains a system of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) of the Company and its subsidiaries that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company maintains a system of accounting controls of the Company and its subsidiaries that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Final Offering Memorandum and the Pricing Disclosure Package fairly present in all material respects the information called for by, and are prepared in accordance with, the Commission's rules and guidelines applicable thereto.
(bb) Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its consolidated subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.
(cc) Regulations T, U, X.  Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(dd) Compliance with and Liability Under Environmental Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Change:  (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company's and the Guarantors' knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the best of the Company's and the Guarantors' knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
For purposes of this Agreement, "Environment" means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. "Environmental Laws" means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  "Materials of Environmental Concern" means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.  "Release" means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
(ee) ERISA Compliance.  Except as would not result in a Material Adverse Change, the Company, and its subsidiaries and any "employee benefit plan" (as defined under the U.S. Employee Retirement Income Security Act of 1974, as amended, "ERISA," which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, the Company is in compliance with its obligations under ERISA with respect to each "multiemployer plan" (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a "Multiemployer Plan"). "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, the "Code," which term, as used herein, includes the regulations and published interpretations thereunder. None of the following events has occurred within the prior six years or exists: (i) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the U.S. Pension Benefit Guaranty Corporation or any other U.S. federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would result in a Material Adverse Change or (ii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would result in a Material Adverse Change. Except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Change, none of the following events has occurred within the prior six years or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries' most recently completed fiscal year; (iii) a material increase in the Company and its subsidiaries' "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries' most recently completed fiscal year; (iv) any event or condition giving rise to a liability under Title IV of ERISA; or (v) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph, the term "Plan" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.
(ff) Compliance with Labor Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company's and the Guarantors' knowledge, threatened against the Company or any of its subsidiaries before the U.S. National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company's and the Guarantors' knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company's and the Guarantors' knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company's and the Guarantors' knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(gg) Compliance with Security, Privacy and Data Protection Laws.  The Company and its subsidiaries have taken commercially reasonable actions to protect and maintain the security and operation of their networks, hardware, software, databases, websites and systems (and all data stored therein and transmitted thereby) and there have been no material disruptions or outages of same.  The Company, and each of its subsidiaries, is in compliance in all material respects with all applicable laws, and its internal and published corporate policies and procedures, concerning the privacy and/or security of personal data of or concerning an individual, including, where applicable, any state data breach notification laws, state social security number protection laws, the U.S. Federal Trade Commission Act, as amended (15 U.S.C. Sections 41-58), the Gramm-Leach-Bliley Act, and state consumer protection Laws.  The Company's email direct marketing activities have not violated in any material respect, the CAN-SPAM Act or any other U.S. federal or state law or regulation applicable to electronic direct marketing.
(hh) Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Disclosure Package and the Final Offering Memorandum.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.
(ii) No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or the UK Bribery Act or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act or any other applicable anti-bribery or anti-corruption law or (iii) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company, its subsidiaries and, to the knowledge of the Company and the Guarantors, its Affiliates have conducted their businesses in compliance with the FCPA and the UK Bribery Act or any other applicable anti-bribery or anti-corruption law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
"FCPA" means U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
"UK Bribery Act" means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.
(jj) No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or U.S. governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.
(kk) No Conflict with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee, authorized representative or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in the Crimea region of the Ukraine, Cuba, Iran, Syria, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions (each, a "Sanctioned Country"), (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not, in the past five years, knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country, provided, however, that with respect to any subsidiary acquired by the Company during such five-year period, this representation is made to the knowledge of the Company and the Guarantors as to the time period prior to which such entity has been the Company's subsidiary.
(ll) Compliance with Banking Regulations.  Each of Comenity Bank (f/k/a World Financial Network Bank) and Comenity Capital Bank (f/k/a World Financial Capital Bank) (collectively, the "Banks") is a wholly-owned subsidiary of the Company.  No charge, investigation or proceeding for the termination or revocation of the charter or good standing of either Bank is pending or, to the best knowledge of the Company and the Guarantors, threatened.  The deposit accounts and deposits of each Bank are duly and adequately insured by the Federal Deposit Insurance Corporation (the "FDIC") to the full extent of FDIC insurance limits. No charge, investigation or proceeding for the termination or revocation of either Banks' FDIC insurance is pending or, to the best knowledge of the Company and the Guarantors, threatened. Neither the Company nor either Bank is subject to any order of the FDIC or any state or foreign banking departments with jurisdiction over either Bank or its operations, nor, except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, is the Company or either Bank subject to any agreement or consent related to compliance with U.S. banking laws and regulations with, or, except as disclosed and provided in writing to the Representative, board resolution adopted at the instigation of, any such regulatory authorities.  Each Bank has conducted and is conducting its business so as to comply in all material respects with all applicable U.S. federal, foreign and state laws, rules, regulations, decisions, directives and orders of, and agreements with, the FDIC and any state or foreign banking departments with jurisdiction over such Bank or its operations.  No material charge, investigation or proceeding with respect to, or relating to, either Bank is pending or, to the best knowledge of the Company and the Guarantors, threatened, by or before any regulatory, administrative or U.S. governmental agency, body or authority. Each Bank is in compliance with all applicable capital requirements.  Each Bank is well capitalized as defined in FDIC regulations, with capital ratios as set forth in the Pricing Disclosure Package and the Final Offering Memorandum.  Except as would not result in a Material Adverse Change, whether singly or in the aggregate, the credit card accounts (the "Accounts") originated by either Bank, whether securitized by such Bank or retained as seller's interest for such Bank's own account, have been created, maintained by such Bank and serviced in compliance with applicable U.S. federal and state laws and regulations and the standard policies and procedures of such Bank relating to the administration of the Accounts including, but not limited to, the solicitation, credit approval, processing, servicing, collection and other administration and management of the Accounts, as such policies and procedures may have been modified from time to time.  The interest rates, fees and charges in connection with the Accounts comply in all material respects with applicable U.S. federal and state laws and regulations and, except as would not reasonably be expected to result in a Material Adverse Change, whether singly or in the aggregate, with each agreement between such Bank and a cardholder containing the terms and conditions of the Account.  All applications for Accounts have been conducted and evaluated and applicants notified in a manner which is in compliance, in all material respects, with all applicable provisions of the U.S. Equal Credit Opportunity Act and its implementing regulations, as amended.  All disclosures made in connection with the Accounts are and have been in compliance, in all material respects, with the applicable provisions of the U.S. Consumer Credit Protection Act and its implementing regulations, as amended.  Each of the Banks is in compliance, in all material respects, with the U.S. Truth in Lending Act and the U.S. Fair Credit Reporting Act, as amended by the U.S. Credit Card Accountability Responsibility and Disclosure Act of 2009.  The Company is not required to register as a bank holding company under the U.S. Bank Holding Company Act of 1956, as amended.  Each of the Company and its subsidiaries are in compliance in all material respects with all rules and regulations that are in effect and applicable to them pursuant to the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, including but not limited to rules and regulations regarding asset-backed securities issued by the Commission.
(mm) Regulation S.  The Company, the Guarantors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.  The Company is a "reporting issuer" as defined in Rule 902 under the Securities Act.
Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.
SECTION 2. Purchase, Sale and Delivery of the Securities.
(a) The Securities.  The Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Notes, and each Guarantor agrees to execute its Guarantee, and subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of the Notes set forth opposite their names on Schedule A hereto, at a purchase price of 98.00% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.
(b) The Closing Date.  Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on October 27, 2016 or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the "Closing Date").  The Company hereby acknowledges that the Representative may provide notice to postpone the Closing Date as originally scheduled based on a determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof. It is understood that the Representative is authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Initial Purchasers have agreed to purchase.
(c) Delivery of the Notes.  The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
(d) Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company and the Guarantors that:
1. it will offer and sell Securities only to (a) persons who it reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A ("Qualified Institutional Buyers") in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;
2. it is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and
3. it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.
SECTION 3. Additional Covenants.  Each of the Company and the Guarantors further, jointly and severally, covenants and agrees with each Initial Purchaser as follows:
(a) Preparation of Final Offering Memorandum; Initial Purchasers' Review of Proposed Amendments and Supplements and Company Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.  The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement.  The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two (2) business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company and the Guarantors will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably object.
(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors agree to promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.  If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.
(c) Copies of the Offering Memorandum.  The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.
(d) Blue Sky Compliance.  Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.
(e) Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Pricing Disclosure Package.
(f) The Depositary.  The Company will cooperate with the Initial Purchasers and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
(g) Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.  Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of Rule 144A(d).
(h) Future Reports to the Initial Purchasers.  At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Initial Purchasers:  (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority ("FINRA") or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission's rules and regulations under Section 13 or 15 of the Exchange Act.
(i) No Integration.  The Company agrees that it will not and will cause its subsidiaries not to make any offer or sale of securities of the Company or such subsidiary of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.
(j) No General Solicitation or Directed Selling Efforts.  The Company agrees that it will not and will not permit any of its subsidiaries or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.
(k) No Restricted Resales.  The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.
(l) Legended Securities.  Each certificate for a Security will bear the legend contained in "Transfer Restrictions" in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.
The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4. Payment of Expenses.
(a) Each of the Company and the Guarantors agrees to pay all reasonable costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp, excise or similar taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys' fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers and agreed by the Company (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, and (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the

Depositary for "book-entry" transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement.
(b) Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the (i) fees and disbursements of their counsel and (ii) all expenses incident to the "road show" for the offering of the Securities.
SECTION 5. Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:
(a) Accountants' Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company, a "comfort letter" dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package or incorporated by reference therein and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a "bring-down comfort letter" dated the Closing Date addressed  to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the "comfort letter" delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum or incorporated by reference therein and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to the Closing Date.
(b) No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:
(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and
(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any "nationally recognized statistical rating organization" registered under Section 15E of the Exchange Act.
(c) Opinion of Counsel for the Company.  On the Closing Date the Initial Purchasers shall have received (i) the opinion, including the negative assurance statement, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A, and (ii) the opinion of internal counsel of the Company, with regard to the matters set forth in Exhibit B.
(d) Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion and the negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers.
(e) Officers' Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate of the Company executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:
(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;
(iii) no "Default" as that term is used in any of the Existing Instruments exists on such date and the actual and pro forma data concerning compliance by the Company under the financial covenant ratios contained in the Existing Instruments that is attached to such certificate is true, correct and complete; and
(iv) each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
(f) Indenture.  The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.
(g) Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 6. Reimbursement of Initial Purchasers' Expenses.  If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 7. Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:
(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.
(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:
"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY."
Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
SECTION 8. Indemnification.
(a) Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such Affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Initial Purchaser or such Affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.
(b) Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective officers and directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the       fourth, sixth (third sentence only) and seventh paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
(c) Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigations) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
(d) Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party's entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
SECTION 9. Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.
The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.
SECTION 10. Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time:  (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of U.S. federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 11. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 12. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York  10036
Facsimile: (212) 901-7897
Attention: Legal Department

with a copy to:
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York  10005
Facsimile: (212) 378-2169
Attention:  James J. Clark

If to the Company or the Guarantors:

Alliance Data Systems Corporation
 7500 Dallas Parkway, Suite 700
Plano, Texas  75024
Facsimile: (214) 494-3900
 Attention:  Joseph L. Motes III, General Counsel
with a copy to (which shall not constitute notice):
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas  75201
Facsimile: (214) 969-4343
 Attention:  Seth R. Molay

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
SECTION 13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term "successors" shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.
SECTION 14. Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.
SECTION 15. Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 16. Governing Law and Waiver of Jury Trial Provisions.  THIS AGREEMENT AND ANY CLAIM, DISPUTE OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 17. Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 72 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.
As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17.  Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
SECTION 18. No Advisory or Fiduciary Responsibility.  Each of the Company and the Guarantors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.
SECTION 19. General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a "pdf" or "tif") shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,
ALLIANCE DATA SYSTEMS CORPORATION
By:  /s/ Charles L. Horn
Name: Charles L. Horn
Title:   Executive Vice President and Chief
             Financial Officer
ADS ALLIANCE DATA SYSTEMS, INC.
as Guarantor

By:  /s/ Charles L. Horn
Name: Charles L. Horn
Title:   Executive Vice President and Chief
                 Financial Officer
ALLIANCE DATA FOREIGN HOLDINGS, INC.
ASPEN MARKETING SERVICES, LLC
as Guarantors

By:  /s/ Charles L. Horn
Name: Charles L. Horn
Title:   Vice President
ADS FOREIGN HOLDINGS, INC.
as Guarantor

By:  /s/ J. Jeffrey Chesnut
Name: J. Jeffrey Chesnut
Title:   Treasurer
COMENITY LLC
COMENITY SERVICING LLC
as Guarantors

By:  /s/ Jeffrey Fair
Name: Jeffrey Fair
Title:   Vice President, Tax

[Signature Page to Purchase Agreement]

EPSILON DATA MANAGEMENT, LLC
CONVERSANT LLC
COMMISSION JUNCTION LLC
as Guarantors

By:  /s/ J. Jeffrey Chesnut
Name: J. Jeffrey Chesnut
Title:   Vice President and Assistant Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representative as of the date first above written.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED,
Acting on behalf of itself
and as the Representative of
 the several Initial Purchasers

By: Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
By:  /s/ Vikas Singh
        Name: Vikas Singh
         Title: Director
[Signature Page to Purchase Agreement]

SCHEDULE A
Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$105,000,000.00
J.P. Morgan Securities LLC	$55,000,000.00
Wells Fargo Securities, LLC	$55,000,000.00
RBC Capital Markets, LLC	$45,000,000.00
Mizuho Securities USA Inc.	$35,000,000.00
MUFG Securities Americas Inc.	$35,000,000.00
SunTrust Robinson Humphrey, Inc.	$35,000,000.00
CIBC World Markets Corp.	$20,000,000.00
Deutsche Bank Securities Inc.	$17,500,000.00
BNP Paribas Securities Corp.	$12,500,000.00
BBVA Securities Inc.	$12,500,000.00
Capital One Securities, Inc.	$12,500,000.00
Fifth Third Securities, Inc.	$12,500,000.00
Regions Securities LLC	$12,500,000.00
SMBC Nikko Securities America, Inc.	$12,500,000.00
Scotia Capital (USA) Inc.	$12,500,000.00
KeyBanc Capital Markets Inc.	$2,500,000.00
Raymond James & Associates, Inc.	$2,500,000.00
U.S. Bancorp Investments, Inc.	$2,500,000.00
The Williams Capital Group, L.P.	$2,500,000.00

Total	$500,000,000

Sched. A-1

SCHEDULE B
Significant Subsidiaries
1.	ADS Alliance Data Systems, Inc.
2.	ADS Foreign Holdings, Inc.
3.	Alliance Data Foreign Holdings, Inc.
4.	Comenity Bank
5.	Comenity Capital Bank
6.	Comenity LLC
7.	LoyaltyOne, Co. (a Nova Scotia, Canadian unlimited liability company)
8.	Epilson Data Management LLC
9.	Conversant LLC
10.	Alliance Data Lux Holdings S.´a r.l. (a private limited liability company organized in the Grand Duchy of Luxembourg)
11.	Alliance Data Lux Financing S.´a r.l. (a private limited liability company organized in the Grand Duchy of Luxembourg)
12.	Rhombus Investments L.P. (a Bermuda exempted limited partnership)

Sched. B-1

EXHIBIT A
Opinion of counsel for the Company to be delivered pursuant to Section 5 of the Purchase Agreement.
(i)	Based solely on the Good Standing Certificate, the Company is validly existing as a corporation in good standing under the laws of the State of Delaware.
(ii)
The Company has the corporate power and authority to own, lease and operate its properties and conduct its business, in each case as described in the Pricing Disclosure Package and the Final Offering Memorandum, and to enter into and perform its obligations under the Purchase Agreement.

(iii)
Based solely on the Good Standing Certificates, the Company was duly qualified and in good standing as a foreign corporation in each jurisdiction listed on Schedule [__] hereto to the extent noted in such Good Standing Certificates as of the dates noted therein.

(iv)
Based solely on the Good Standing Certificates, each of the Initial Guarantors (other than Comenity Servicing LLC and Commission Junction LLC) is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware. "Initial Guarantors" means ADS Alliance Data Systems, Inc., ADS Foreign Holdings, Inc., Alliance Data Foreign Holdings, Inc., Aspen Marketing Services, LLC, Comenity Servicing LLC, Comenity LLC, Epsilon Data Management, LLC , Conversant LLC and Commission Junction LLC.  Each of Comenity Servicing LLC and Commission Junction LLC is validly existing as a limited liability company in good standing under the laws of the State of Texas.

(v)
Each of the Initial Guarantors has the corporate or limited liability company power and authority, as applicable, to own its properties and conduct its business, in each case as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

(vi)
Based solely on the Good Standing Certificates, each Initial Guarantor was duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction listed on Schedule [__] to the extent noted in such Good Standing Certificates as of the dates noted therein.

(vii)
All of the issued and outstanding shares of capital stock of each Initial Guarantor that is a corporation are owned of record as specified on Schedule [__].  All of the issued and outstanding limited liability company interests of each Initial Guarantor that is a limited liability company are owned of record as specified on Schedule [__].

(viii)	The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Initial Guarantor.
(ix)
The Indenture (including the Guarantees set forth therein) has been duly authorized, executed and delivered by the Company and each Initial Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company and each Initial Guarantor, enforceable against the Company and each Initial Guarantor in accordance with its terms, except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally including court decisions

Ex. A-1

interpreting such Laws; (ii) general principles of equity, including, without limitation, concepts of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award damages in lieu of equitable remedies; and (iv) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

(x)
The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally including court decisions interpreting such Laws; (ii) general principles of equity, including, without limitation, concepts of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award damages in lieu of equitable remedies; and (iv) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

(xi)	The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.
(xii)
The statements in each of the Pricing Disclosure Package and the Final Offering Memorandum under the caption "Description of Notes" and under the subcaptions "– 2013 Credit Agreement," "– 5.250% Senior Notes due 2017,"  "– 6.375% Senior Notes due 2020," "– 5.375% Senior Notes due 2022" and "– 5.25% Senior Notes due 2023" under the caption "Description of Other Indebtedness" insofar as they purport to constitute summaries of the terms of contracts and other documents, fairly present, in all material respects, the information purported to be included therein.

(xiii)
The statements in each of the Pricing Disclosure Package and the Final Offering Memorandum under the caption "Certain U.S. Federal Income Tax Considerations," insofar as such statements purport to be summaries of the terms of United States federal statutes, rules and regulations, in each case, that constitute Included Laws, constitute fair summaries of the terms of such statutes, rules or regulations in all material respects, subject to the qualifications and assumptions stated therein.

(xiv)
No authorization or approval by, registration or filing with, or notice to, any governmental authority or regulatory body (each, a "Filing") is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by the Company or the Initial Guarantors and the performance by the Company and the Initial Guarantors of their respective obligations under the Transaction Documents except (i) such Filings as have been obtained or made and (ii) Filings required to be made in the ordinary course of business.

(xv)
The execution, delivery and performance of the Transaction Documents by the Company and the Initial Guarantors and the Company's and each Initial Guarantor's performance of its respective obligations thereunder, including the issuance and sale of the Notes by the Company and the issuance of the Guarantees by the Initial Guarantors, do not: (i) result in the violation by the Company or any Initial Guarantor of the Organizational Documents of the Company or the Initial Guarantors; (ii) result in the violation by the Company or any Initial Guarantor of any statute, rule

Ex. A-2

or regulation that is an Included Law; or (iii) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Initial Guarantors pursuant to, the Reviewed Agreements.  "Organizational Documents" means (a) with respect to the Company, the Company's certificate of incorporation and the Company's bylaws, (b) with respect to each Initial Guarantor that is a corporation, such Initial Guarantor's certificate of incorporation and bylaws, and (c) with respect to each Initial Guarantor that is a limited liability company, such Initial Guarantor's certificate of formation and limited liability company agreement.

(xvi)
Each of the periodic and current reports filed by the Company under the Exchange Act and incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum (except the financial statements, financial schedules and other financial, accounting and statistical data contained in, omitted from, or incorporated by reference in, such reports, as to which we express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, except that we express no view as to the antifraud provisions of any Laws.

(xvii)
The Company and the Initial Guarantors are not and, after giving effect to the issuance and sale of the Notes in accordance with the terms of the Purchase Agreement and the application of the net proceeds therefrom as contemplated under the caption "Use of Proceeds" in the Pricing Disclosure Package and the Final Offering Memorandum, will not be, an "investment company" required to register under and within the meaning of the Investment Company Act.

(xviii)
Assuming the accuracy of the representations, warranties and covenants of the Company, the Initial Guarantors and the Initial Purchasers and the performance by such parties of their respective agreements contained in the Purchase Agreement, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers to Subsequent Purchasers in the manner contemplated by the Purchase Agreement and the Pricing Disclosure Package and the Final Offering Memorandum.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information and because many determinations involved in the preparation of the Pricing Disclosure Package and the Final Offering Memorandum are of a wholly or partially non-legal character, except to the extent expressly set forth in paragraphs (xii) and (xiii) above, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.
However, in the course of our acting as counsel to the Company and the Initial Guarantors in connection with the preparation of the Pricing Disclosure Package and the Final Offering Memorandum, we have reviewed the Pricing Disclosure Package and the Final Offering Memorandum and have participated in conferences and telephone conversations with representatives of the Company and the Initial Guarantors, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of the Initial Purchasers' counsel, during which conferences and conversations the contents of the Final Offering Memorandum and the Pricing Disclosure Package and related matters were discussed.
Ex. A-3

Subject to the foregoing, on the basis of the information we gained in the course of our participation in such conferences and conversations and our review of the Final Offering Memorandum and the Pricing Disclosure Package, we confirm to you that:
(a)
No facts have come to our attention that cause us to believe that the Final Offering Memorandum (except the financial statements, financial schedules and other financial and accounting data contained therein or omitted therefrom or incorporated by reference therein, as to which we express no view), as of the date of the Final Offering Memorandum and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(b)
No facts have come to our attention that cause us to believe that the Pricing Disclosure Package (except the financial statements, financial schedules and other financial and accounting data contained therein or omitted therefrom or incorporated by reference therein, as to which we express no view), as of the Time of Sale (which you have informed us was __ p.m. on October 24, 2016), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Included Laws

 We express no opinion as to the Laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, statutes, laws, rules or regulations or judicial or administrative decisions ("Laws") other than a review of: (i) the Laws of the State of New York; (ii) the Delaware General Corporation Law and the Delaware Limited Liability Company Act; (iii) the Texas Business Organizations Code; and (iv) the federal Laws of the United States of America. For purposes of this letter, the term "Included Laws" means the Laws described in clauses (i)-(iv) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Transaction Documents. The term "Included Laws" excludes:  (a) securities Laws (other than (1) with respect to the opinion in paragraph (xvi) of this letter, the Exchange Act, (2) with respect to the opinion in paragraph (xvii) of this letter, the Investment Company Act, (3) with respect to the opinion in paragraph (xviii) of this letter, the Securities Act and the Trust Indenture Act, and (4) with respect to the negative assurance expressed in the last paragraph of this letter, the Securities Act and the Exchange Act); (b) Laws of any counties, cities, towns, municipalities and special political subdivisions, and foreign governments and, in each case, any agencies thereof; (c) notwithstanding clause (a) above, Laws relating to land use, zoning, building code and construction issues, environmental issues, intellectual property issues, antitrust issues, insurance issues, labor issues, pension issues, employee benefit issues, money laundering issues, antiterrorism issues and margin regulation issues; (d) tax Laws (other than with respect to both (1) the opinion in paragraph (xiii) of this letter and (2) the negative assurance expressed in the last paragraph of this letter, federal tax Laws other than the Foreign Account Tax Compliance Act); and (e) Laws relating to the regulation of the conduct of the businesses of the Company and its subsidiaries including without limitation the Bank Holding Company Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Reserve Act, the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, as amended by the Credit Card Accountability Responsibility and Disclosure Act of 2009, the Gramm-Leach-Bliley Act, the USA PATRIOT Act of 2001 and other Laws relating to the businesses of transaction processing, marketing, credit card issuance and processing, banking, origination, acquisition, securitization and servicing of receivables, and all related activities and services.
Ex. A-4

EXHIBIT B
Opinion of internal counsel of Alliance Data Systems Corporation, to be delivered pursuant to Section 5 of the Purchase Agreement.
(i)	The Bank is a Delaware state chartered bank in good standing and validly existing under the laws of the State of Delaware.
(ii)	The Bank has full power and authority to own its properties and conduct its business, as described in the Disclosure Package and the Final Offering Memorandum.

(iii)
The Bank is duly qualified and is in good standing under the laws of each jurisdiction in which it is required to qualify, except where a failure to so qualify would not have a material adverse effect on the Bank.

(iv)	All of the issued and outstanding ownership interests of the Bank are owned of record by wholly-owned subsidiaries of the Company.

(v)
The statements in the Final Offering Memorandum under the headings: "Risk Factors—Current and proposed regulation and legislation relating to our card services could limit our business activities, product offerings and fees charged and may have a significant impact on our business, results of operation and financial condition"; "Risk Factors—Legislation relating to consumer privacy may affect our ability to collect data that we use in providing our loyalty and marketing services, which, among other things, could negatively affect our ability to satisfy our clients' needs"; "Risk Factors—If we are unable to securitize our credit card receivables due to changes in the market, we may not be able to fund new credit card receivables, which would have a negative impact on our operations and earnings"; "Risk Factors—Our bank subsidiaries are subject to extensive federal and state regulation that may require us to make capital contributions to them, and that may restrict the ability of these subsidiaries to make cash available to us"; and "Risk Factors—If our bank subsidiaries fail to meet certain criteria, we may become subject to regulation under the Bank Holding Company Act, which could force us to cease all of our non-banking activities and lead to a drastic reduction in our revenue and profitability"; and in our Annual Report on Form 10-K for the year ended December 31, 2015 under the headings "Business—Protection of Intellectual Property and Other Proprietary Rights"; "Business—Regulation"; and "Management's Discussion and Analysis of Financial Condition and Results of Operation—Legislative and Regulatory Matters" insofar as such statements constitute summaries of legal matters, agreements, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and accurately and fairly present and summarize, in all material respects, as of their respective issue dates, the matters referred to therein.

Ex. B-1

ANNEX I
Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:
Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.
Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
"The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act."
Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from registration requirements of the Securities Act.

Annex-1